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                                                                       Exhibit 5
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                          DRINKER BIDDLE & REATH LLP
                             1345 Chestnut Street
                          Philadelphia, PA 19107-3496
                             Phone: (215) 988-2700

                                 October 23, 1998

Eastern Environmental Services, Inc.
1000 Crawford Place, Suite 400
Mt. Laurel, New Jersey 08054

         Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel to Eastern Environmental Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering an aggregate of 660,853 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), 504,603 of which are currently issued and outstanding (the "Outstanding Shares") and 156,250 of which are issuable upon the exercise of a warrant (the "Warrant Shares"), for resale by the several Registered Stockholders (as defined in the Registration Statement).

     In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-laws of the Company, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Outstanding Shares and the Warrant Shares as we have deemed appropriate. This opinion is based exclusively on the General Corporation Law of the State of Delaware.

     In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

     On the basis of the foregoing, we are of the opinion that the Outstanding Shares have been validly issued and are fully paid and non-assessable by the Company, and that the Warrant Shares, upon exercise of the warrant and payment therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable by the Company.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act.

                                              Very truly yours,

                                              /s/ DRINKER BIDDLE & REATH LLP

                                              DRINKER BIDDLE & REATH LLP